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EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                               No. 2001-10
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         CELLSTAR ANNOUNCES RESTATEMENT OF FISCAL 2000 RESULTS; EXPECTS
      SECOND-QUARTER 2001 EARNINGS TO MEET OR EXCEED ANALYST EXPECTATIONS
 .  Restatement Increases Fiscal 2000 Net Loss by Approximately $3.5 Million
 .  Schedules Second-Quarter Earnings Release and Conference Call

CARROLLTON, TEXAS, June 28, 2001 - CellStar Corporation (NASDAQ: CLST) today announced its quarterly results will be released later than usual due to the restatement of previously released consolidated financial statements beginning with the second quarter of fiscal 2000. The restatement increases the previously reported net loss for fiscal 2000 by approximately $3.5 million ($0.06 per share) from $59.4 million ($0.99 per share) to approximately $62.9 million ($1.05 per share) and primarily relates to the second quarter of fiscal 2000.

In the normal course of its business, the Company returns certain inventory to its vendors in exchange for vendor credits. The Company uses accounts payable clearing accounts to record inventory returned to vendors until credit is received from the vendor. The Company recently discovered that it had incorrectly recorded credits received from vendors for returned inventory to different clearing accounts and subsequently cleared those amounts to cost of sales. These entries had the effect of understating accounts payable and cost of sales, resulting in the restatement discussed above. The Company has made appropriate adjustments to its procedures to avoid similar occurrences in the future. The Company does not expect that this issue will have any negative effect on the Company's results of operations after fiscal 2000. CellStar expects to file amended 10-K and 10-Q reports with the SEC for the affected periods by July 6, 2001.

The Company also said it anticipates announcing second-quarter results for fiscal 2001 that meet or exceed analyst expectations.

CellStar plans to release to the wire services its second-quarter 2001 operating results after the close of aftermarket trading on Monday, July 9, 2001. The full text of the earnings release will be available over First Call and on the Company's Web site, www.cellstar.com, after the wire services have published the
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release.  Once the release has been issued, CellStar Investor Relations will not be able to return phone calls until the conclusion of the conference call on Tuesday, July 10th.

                   CONFERENCE CALL - TUESDAY, JULY 10, 2001
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          11:00 a.m.  EASTERN            9:00 a.m.  MOUNTAIN
          10:00 a.m.  CENTRAL            8:00 a.m.  PACIFIC

To participate in the call, please dial:  800/248-9412 - Domestic  415/904-2401
- International
                                    - more -
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Interested parties should plan on calling the conference center at least 10 minutes before the start of the call. The actual conference call will last approximately one hour. Members of the media are invited to listen to the live conference. However, questions will be taken only from members of the investment community.

Investors will have the opportunity to listen to the conference call via the link on CellStar's Investor Relations Web site, over the Internet at www.streetevents.com and on AOL, Netscape, Wall Street City, Motley Fool and
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CompuServe.  To listen to the live call, please go to the Web site at least 15 minutes early to register (if applicable), download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available for 30 days after the conclusion of the call through the CellStar Investor Relations Web site or through www.streetevents.com. Replay
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will also be available one hour after the conclusion of the call until 6:00 p.m.
on Tuesday, July 17/th/ by dialing 800/633-8284 (Domestic) or 858/812-6440 (International) and entering the reservation #19232373.

CellStar Corporation is a leading global provider of distribution and value-added logistics services to the wireless communications industry, with operations in Asia-Pacific, North America, Latin America and Europe. CellStar facilitates the effective and efficient distribution of handsets, related accessories and other wireless products from leading manufacturers to network operators, agents, resellers, dealers and retailers. In many of its markets, CellStar provides activation services that generate new subscribers for its wireless carrier customers. For the year ended November 30, 2000, the Company generated revenues of $2.5 billion. Additional information about CellStar may be found on its Web site at www.cellstar.com.
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This news release contains forward-looking statements, as defined in the Private
Securities Litigation Reform Act of 1995. A variety of risk factors, including the Company's ability to maintain its operating margins, secure adequate financial resources, comply with debt covenants, and continually turn its inventories and accounts receivable, as well as changes in foreign laws, regulations and tariffs, new technologies, system implementation difficulties, competition, handset shortages or overages and other risk factors, are discussed in the Company's Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, which are on file with the SEC. Any combination of these risk factors could cause CellStar's actual results to vary materially from anticipated results or other expectations expressed in the Company's forward-looking statements.


Contact:  Stephen P. Adams   972/466-5031


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